UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) January 26, 2011
HAEMONETICS CORPORATION
(Exact name of registrant as specified in its charter)

Massachusetts	1-14041	04-2882273
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

400 Wood Road	02184
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code 781-848-7100
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(c) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 7.01 Regulation FD Disclosure.
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
Ex-99.1

Item 5.02(c) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On January 26, 2011, Haemonetics Corporation announced that the Board of Directors elected Paul M. Black to join its Board effective immediately. Mr. Black will serve on the Board’s Audit and Compensation Committees, also effective immediately.
Mr. Black will receive the standard retainers and meeting fees payable to non-employee directors of the company, as described in the company’s Proxy Statement dated June 17, 2010. Also pursuant to these arrangements, Mr. Black will receive equity compensation valued at $200,000, half of which is granted as 6,002 shares in non-qualified stock options and half as 1,691 shares of restricted stock units. These shares will vest on the one year anniversary of the grant date.
Item 7.01 Regulation FD Disclosure.
The company’s press release announcing the election of Mr. Black is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
Item 9.01 Financial Statements and Exhibits
(c)	Exhibits
99.1: Press Release of Haemonetics Corporation dated January 26, 2011 announcing the election of Paul M. Black to join Haemonetics Board of Directors.

2

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAEMONETICS CORPORATION (Registrant)
Date: January 26, 2011	/s/ Susan Hanlon
Susan Hanlon, VP Finance

EXHIBIT INDEX
99.1	Press Release issued by Haemonetics Corporation on January 26, 2011 announcing the election of Paul M. Black to join Haemonetics Board of Directors.